EXHIBIT 10.7

Employment Contract of Joe Lam:
Employer: Wide Broad Group Limited    Employee: Lin Jinghao
Representative: Mr.Liu Ruisheng

Position: Chief Financial Officer, “CFO”
Job Duty: implement relevant responsibility as a “CFO” in the best interest of company
Effective Period: 2 years, Effective date: July 1st, 2009
Remuneration: HKD$ 520,000/year, it will be installed within 13 months and paid in the last day of each month. The 13th’s salary will be paid with last month.